Exhibit 99.2

OPERATING SERVICES CONTRACT BETWEEN

EXELON GENERATION COMPANY, LLC

AND

PSEG NUCLEAR, LLC

The Parties to this Agreement are Exelon Generation Company, LLC, a limited liability company registered in the Commonwealth of Pennsylvania, (“Exelon”) and PSEG Nuclear, a limited liability company registered in the State of Delaware, PSEG”).

     WHEREAS, under the Salem Co-Owners Agreement, dated as of November 24, 1971, as amended, Exelon owns 42.59% and PSEG owns 57.41% of Salem Units 1, 2 and 3 and PSEG is responsible for operation of the Salem Units. . and,

     WHEREAS, PSEG wishes to improve and enhance the safety margins and operational and financial performance of PSEG’s nuclear units at Salem and Hope Creek, and to better equip station management at those units with skills for improving performance; and

     WHEREAS, Exelon as co-owner of the Salem units, has an interest in overall improved performance at Salem, and indirectly has an interest in similar improved performance at Hope Creek to the extent that Salem and Hope Creek are located on the same site and have common managers, processes and procedures such that performance at Hope Creek reflects performance at Salem; and

     WHEREAS, the Parent Companies of Exelon and PSEG have entered into an Agreement and Plan of Merger dated as of December 20, 2004 (The “Merger Agreement”) and the Parties wish to preserve and improve the value of PS Nuclear Facilities; and

     WHEREAS, Exelon has developed a Management Model for safe, reliable, and efficient operation of nuclear facilities and has implemented this Model successfully across its nuclear fleet; and;

     WHEREAS, in pursuit of the Parties’ mutual interest in improved overall performance at the Nuclear Facilities, PSEG has requested and Exelon has agreed that Exelon will provide certain managers to be physically located at Salem/Hope Creek for the purpose of implementing Exelon Management Models, practices and supporting procedures in key operational areas toward the common goal of overall improved performance at Salem and Hope Creek and to provide a Chief Nuclear Officer as further defined herein.

Article 1 – Definitions

In addition to Terms defined elsewhere in this Agreement, the Terms used in this Agreement are defined as follows:

Additional Services – those services to be provided by Exelon as described in Article 3.3

Exelon Management Model – the operations management systems processes, procedures and expertise that may be made available to PS as described in Article 3.

Force Majuere - – circumstances beyond the reasonable control and without the fault or negligence of the Party claiming that is performance of this Agreement was delayed or prevented, including but not limited to fire, flood, lightning, earthquake, explosion, unavoidable shortages of material or supplies, equipment failure, civil disturbance, labor dispute, acts of God or the public enemy, or action of a court or public authority preventing or delaying performance or having the effect of preventing or delaying performance.

NRC - the United States Nuclear Regulatory Commission or such federal agency (ies) or authority (ies) that may in the future assume the regulatory responsibilities of the United States Nuclear Regulatory Commission under and pursuant to the Atomic Energy Act, as amended.

Notice – as set forth in Article 13.

On-Site Operating Services – those services to be provided by Exelon that are described in Article 3.1.

Parties – collectively, Exelon and PS.

Party – either of Exelon or PS

PS – PSEG Nuclear, LLC

PS Nuclear Facilities – PS nuclear electric generating stations, consisting of Salem Units 1, 2 and 3 and Hope Creek Unit 1.

Services – the On-Site Operating Services to be provided by Exelon that are described in Article 3, in support in PS’s efforts to improve operations, increase efficiency and reduce costs while operating the PS Nuclear Facilities in a safe manner in accordance with all applicable NRC and other requirements.

Term – the period the Parties obligations under this Agreement shall be in effect, commencing as specified in Article 2, including the Initial Term and the Termination Transition Period including any extension as provided in Section 11.

ARTICLE 2 – TERM

The Term of this Agreement shall begin on January 17, 2005, (unless the Parties agree in writing to a later date, which shall be no later than January 31, 2005) and, subject to Article 11, shall continue for an Initial Term of 2 years.

ARTICLE 3 – SCOPE OF SERVICES

3.1 On-Site Operating Services

     3.1.1 During the Term of this Agreement, Exelon agrees to provide a full complement of personnel who will be assigned full time to and integrated into PS Nuclear Facilities operations teams (the “On-Site Operating Services”). Exelon personnel, assigned under this Agreement will be treated as employees of PS for operational and functional purposes and will exercise their authority in the PS organization on behalf of, and subject to the direction of the PS Chief Executive Officer or other PS Executive Officer as designated by PS. The specific positions to be filled, the duration of assignments and the general scopes of responsibilities will be established from time to time by mutual agreement of PS and Exelon. The individuals assigned to fill such positions shall be selected by Exelon, subject to PS’s right to approve such selections, which approval shall not be unreasonably withheld. The Parties anticipate that one of the individuals providing On-Site Operating Services will be designated to function as the “Chief Nuclear Office (CNO)”, as that term is recognized by the NRC, and will be duly authorized and empowered to perform the duties associated with that position. The CNO shall have the full authority to manage operation of the PS Nuclear Facilities on a day-to-day basis and PS shall provide full cooperation, assistance and support in that effort; provided that PS shall have all authority over marketing of the output of its ownership shares the PS Nuclear Facilities and, subject to the right of the on-site operating management to take action that they consider necessary for protection of property or of the public safety, over dispatch of the PS Nuclear Facilities and over decisions to remove any facility from, or return any facility to service. The CNO, together with additional personnel provided by Exelon, shall have the responsibility and authority to implement the Nuclear Management Model and to make changes in PS Nuclear management, staff, organization, procedures and processes to improve safety margins and performance at the PS Nuclear Facilities. The CNO and additional personnel shall serve under this Agreement on a full time basis, shall be devoted exclusively to their duties under this Agreement and shall have no employment duties at Exelon. During the Term of this Agreement, Exelon will not withdraw an individual assigned to fill an On-Site Operating Services position without the prior consent of the President of PSEG Power or the Chief Executive Officer of PSEG, which consent shall not be unreasonably withheld. PS reserves the right to request and demand that an individual assigned to provide On-Site Management Service be removed with or without cause.

     7.3.1.2 Limitations on Disclosure of Information. The Parties recognize and agree that notwithstanding any duties the CNO and other Exelon employees will have with respect to PS, they may share information regarding operations of the PS Nuclear Facilities with Exelon; provided that no employee of Exelon involved in the On-Site Operating Services will provide Exelon with any competitively sensitive information regarding operations of the PS Nuclear Facilities, including but not limited to any such information that would be inappropriate for a public utility to share with its energy affiliate under FERC’s Code of Conduct.

3.1.3 Exelon employees providing On-Site Operating Services or Additional Services will remain as employees of Exelon, and Exelon will be responsible for the payment of all salaries and benefits of such employees, Although Exelon employees will be treated as employees of PS for operational and functional purposes related to PS Nuclear Facilities, they will not be eligible to participate in any PS employee benefits plans or programs and Exelon will indemnify and hold PS harmless for any such claims. All Exelon employees providing On-Site Operating Services or Additional Services shall be subject to PS’s standard rules of conduct applicable to PS Nuclear.

3.2 Exelon Management Model and Expertise

Exelon has developed certain proprietary management systems including software programs, polices processes, and procedures relative to the management and operation of nuclear power generating units (the “Exelon Management Model”). The Exelon Management Model is proprietary to Exelon, but for the purpose of this Agreement will be provided without royalty to PS, subject to PS treating the Exelon Management Model as confidential and proprietary and not disclosing it to the third parties without the express written permission of Exelon.

3.3 Additional Services

Additional Services shall include additional management or other services provided from time to time by Exelon to PS on a short-term basis, i.e. for duration less than two years. Additional services shall also include services provided by Exelon’s offsite nuclear resources to support the On-Site Operating Services in the same or similar manner as such services are provided to Exelon operated facilities. Such additional services, if any, may be performed either by Exelon employees or consultants retained by Exelon, and shall be in furtherance of the achievement of management goals established by agreement of Exelon and PS as necessary in order to effect the overall purpose of this Agreement within the budgets described in Section 5.4.5. The selection of particular individuals to perform additional services shall be at the sole discretion of Exelon.

Additional Services, as described in this Article 3.3 is intended to cover services needed to support the On-Site Operating Services and to cover incidental requirements for services, and is not intended to address major services contracts of value of more than $10 million or duration of more than two years. Such major contracts and any contracts with Exelon and any of its affiliates and subsidiaries may be recommended by Exelon, but will be at the sole discretion of PS and will be awarded by, and administered through PS.

ARTICLE 4 – PS RESPONSIBILITIES

4.1 Overall Management Responsibility

     4.1.1 PS shall remain the NRC licensee with exclusive authority to operate and maintain the PS Nuclear Facilities with final decision making authority, and with ultimate responsibility for all regulatory requirements. PS shall be responsible at all times for providing general management oversight of PS Nuclear Facilities, including Exelon employees assigned to provide On-Site Operating Services pursuant to this Agreement. PS shall fully cooperate with and support Exelon in performing the Operating Services described in this Agreement. Exelon, through the CNO supplied by Exelon, and in performance of On-Site Operating Services and Additional Services, shall direct, control and implement all activities necessary or appropriate for safe, reliable and efficient nuclear operations, including all related activities such as, but not limited to, licensing, training, security, engineering and quality assurance. The Parties also agree and acknowledge that only those individuals who are solely employees of PS may act as licensed operators in the control rooms of PS Nuclear Facilities.

     4.1.2 PS shall retain full responsibility and authority for duties imposed upon or required of PS pursuant to any licenses, permits, orders, or authorizations, PS has received, or may receive, from the NRC or any other federal, state or local authority respecting the operation or maintenance of PS Nuclear Facilities or the management, transportation or ultimate disposition of any source, by-product or special nuclear material or any waste material that may be used, generated or stored at the PS Nuclear Facilities or transported from PS Nuclear Facilities for any purpose whatsoever, including disposal. PS, however, may under this Agreement have certain Exelon employees fulfill roles that have specific responsibilities pursuant to NRC regulations or other federal, state or local laws or regulations. Such employees shall undertake such responsibilities as On-Site Operating Services, as the Parties may agree, but the obligations of Exelon and such employees to PS shall be governed and limited by the terms of this Agreement.

     4.1.3 PS retains the exclusive authority and responsibility to define the economic life of the PS Nuclear Facilities and to determine when the economic life of the plant has ended and to decommission the plant and to make decisions as to the dispatch of the PS Nuclear Facilities and sales from such Facilities, subject to the terms of the Salem Owners Agreement dated November 24, 1971 as amended (“Owners Agreement”). Each of PS and Exelon is individually responsible for funding its respective proportionate cost of decommissioning Salem. A copy of the Owners Agreement is attached as Attachment A.

     4.1.4 Except as provided by the Owners Agreement. PS shall remain solely responsible for payment of penalties issued to PS arising under the Atomic Energy Act, the Energy Reorganization Act, or the regulations promulgated thereunder or under other, regulatory programs.

ARTICLE 5 – COMPENSATION AND PAYMENT

5.1 Personnel Charges for Exelon Employees

     5.1.1 For each Exelon employee providing On-Site Operating Services, PS shall pay to Exelon each month an amount equal to the product of the applicable hourly rate for each individual as set forth in Attachment B and 173.3 hours, regardless of the number of hours actually worked by such individual, subject to proration under Section 5.7. For Additional Services provided under this contract, PS shall pay the applicable individual hourly rate for the actual number of hours worked at either the PS Nuclear Facilities or in Exelon facilities.

5.2 Reimbursable Cost

     Exelon shall be compensated for its reimbursable costs incurred in the performance of the On-Site Operating Services (“Reimbursable Costs”). Categories of Reimbursable Costs generally are set forth in Attachment C hereto.

5.3 Fees

     5.3.1 Operating Services Fee

     Annually during the term of this Agreement, PS shall pay Exelon an Operating Services Fee of $3,000,000, payable in equal monthly installments.

     5.3.2 Incentive Fees

The aggregate amount to be paid out for Incentive Fee under this Article shall not exceed $12,000,000 per year, starting in calendar year 2005. The Incentive Fee consists of a Nuclear Safety Incentive Fee, Capacity Factor Incentive Fee and Direct O&M Incentive Fee.

5.3.2.1. Nuclear Safety Incentive Fee

The Parties agree that PS will pay Exelon a Nuclear Safety Incentive Fee each year based on the achievement of the mutually agreed to goals for certain nuclear safety indicators for Salem and Hope Creek. The Parties may change the indicators on an annual basis by mutual agreement by December 31 of the previous year.

By December 31 of each year, the Parties shall agree on the safety goals to be applied to the Incentive Fee for the following year. Goals for 2005 will be established for the following performance indicators:

a) Industrial Safety Accident Rate (ISAR)

b) Corrective Maintenance Backlog

c) Self Identification Ratio from the Corrective Action Program

d) Human Performance Clock Resets

e) Safety System Unavailability

The Nuclear Safety Incentive Fee of $200,000 will be paid for each goal achieved up to $2,000,000 per year for the achievement of all five goals for both Hope Creek and Salem. Five goals will be based on Hope Creek nuclear safety performance and four goals will be based on Salem.

5.3.2.2 Capacity Factor Incentive Fee

The Parties agree that PS will pay Exelon a Capacity Factor Incentive Fee each year for performance in excess of a Baseline Capacity for the Hope Creek unit only.

The baseline Capacity Factor shall be 85.0% in a year with a scheduled refueling outage and 93.0% in a year without a scheduled refueling outage. For the initial term of the contract, 2005 is a non-refueling outage year and 2006 is a refueling outage year for Hope Creek.

The Parties agree that PS shall pay Exelon a pro-rated variable Incentive Fee of $60,000 for every Capacity Factor increment of one-tenth of one percentage point above the Baseline Capacity Factor.

The maximum Capacity Factor Incentive Fee shall be $4,000,000 per year.

For purposes of the Incentive Fee, the Parties agree to utilize an annual cumulative Capacity Factor computed for plant performance for a year based upon the Monthly Net Dependable Capacity Rating.

5.3.2.3 Direct O&M Incentive Fee

The Parties agree that PS will pay Exelon a Direct O&M Incentive Fee each year for Actual Expenditures less than established budget for the Hope Creek unit only. The Budget for 2005 and 2006 shall be that described in Section 5.4.5.

The Parties agree that the Direct O&M Incentive Fee shall be computed by multiplying the difference between actual expenditures and the budget by 30 % for the Hope Creek unit. The maximum Direct O&M Incentive fee shall be $6,000,000 per year.

5.4 Invoices, Payment and Budgets

     5.4.1 Personnel Charges and Reimbursable Cost

     Exelon shall submit an invoice each month with appropriate supporting detail for Personnel Charges and Reimbursable Costs payable by PS for Services provided during the preceding month. PS shall pay all invoices by the 30th day following the date of receipt of any such invoice.

     5.4.2 Fees

     PS shall pay all Management Fees, as described in Article 5.3.1, by the last day of the calendar month to which such fees apply. Exelon shall submit an invoice to PS for such fees on or about the first day of the month to which the fees apply.

     5.4.3 Following the completion of milestones or activities entitling Exelon to an Incentive Fee under Article 5.3.2, Exelon shall submit an invoice to PS for such Incentive Fee. PS shall pay such Incentive Fee by the 30th day following the date of receipt of any such invoice.

5.4.4	Invoices shall be submitted to:
PSEG Nuclear Finance
PO Box 236
Hancocks Bridge, NJ 18038

     5.4.5 Budgets

     PS and Exelon agree that the budgets for 2005 and 2006 shall be as set forth below. At least 120 days prior to October 1 of each year thereafter that this Agreement is in effect, Exelon shall submit an O&M and Capital budget for Salem and Hope Creek for the following calendar year to PS for review. The parties shall use their best efforts to agree on a budget for the following year. Nuclear fuel shall be excluded from the budget. If the Budget is not agreed by November 1 of a year, the issues of disagreement shall be referred to the President of Exelon Generation and the President of PSEG Power for resolution.

	2005	2006
Salem 1 & 2	$252.5M	$180.0M
Hope Creek	$105.8M	$149.0M

5.5 Late Payment

     If PS fails to pay any amount due under this Agreement in full, when due, PS shall be required to pay interest on the unpaid or late amount, which shall accrue from the date payment was due through the date payment is made at a daily rate equal to the lower of (a) the highest daily prime interest rate published in the Wall Street Journal on the date of, or the next business day following, the invoice due date and/or (b) the highest daily rate permitted under applicable law.

5.6 Disputed Invoices

     Payments under Article 5 shall not be subject to abatement or setoff and shall be paid in full when due. If PS disputes an invoice or any part thereof, it nevertheless shall pay the invoice in full but may dispute the invoice, but only if Notice of such dispute is provided to Exelon within 90 days of the date of the invoice.

5.7 Proration

     If this Agreement is in effect for only a portion of a calendar month, the Management Fee for that month shall be prorated based on the ratio of the number of days of the month that the Agreement is in effect that month to the total number of days in the month. For an individual providing On-Site Operating Services who is initially assigned to PS Nuclear Facilities after the beginning of a month, or whose assignment ends prior to the end of a month, the Personnel Charges for such individuals shall be prorated based on the ratio of the number of days of the month the individual is assigned to PS Nuclear Facilities to the total number of days in the month.

5.8 Payment by Wire

     All payments made by PS under this Agreement shall be by wire transfer of immediately available funds to a bank account specified in writing by Exelon and in accordance with the instructions provided by Exelon.

5.9 Separation Costs

     Separation payments and associated costs of any PS employee, or any Exelon employee providing services pursuant to this Agreement, who is terminated during the term of this Agreement shall be the sole responsibility of the employing Party, subject to, for costs related to Salem employees, the Owners Agreement.

5.10 Costs for Barred Employees

     PS will not be responsible for costs associated with any Exelon employee who fails to secure clearance or whose nuclear access is barred for cause. Such reasons include the individual’s failure to meet the requirements of security screening, fitness for duty, or site training. Replacement of such Exelon employee will be at no cost to PS for mobilization and time spent to secure clearance.

5.11 Support Facilities

     PS shall provide and bear the entire expense of offices and other support services, facilities and materials (including but not limited to office furniture, equipment, supplies, computers,

telephones and secretarial and janitorial support) for the Exelon personnel performing the Services under this Agreement, subject to the Owners Agreement.

5.12 Effect on Owners Agreement

     Operating Services Fees and Incentives Fees payable under Sections 5.3.1 and 5.3.2 of this Agreement by PS shall not be considered costs to be shared by the Salem Owners in proportion to their ownership interest as provided in Article 3 of the Salem Owners Agreement and shall be the sole responsibility of PS

ARTICLE 6 – WARRANTIES AND REMEDIES

6.1 Limitation and Disclaimer of Warranties

     EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS ARTICLE 6. EXELON MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE ON-SITE OPERATING SERVICES OR EXELON MANAGEMENT MODEL AND EXPERTISE PROVIDED UNDER THIS AGREEMENT. SPECIFICALLY, EXELON MAKES NO IMPLIED WARRANTY OF MERCHANTABILITY OR OF THE FITNESS FOR A PARTICULAR PURPOSE FOR THE ON-SITE OPERATING SERVICES, OR EXELON MANAGEMENT MODEL AND EXPERTISE PROVIDED UNDER THIS AGREEMENT.

6.2 Warranty and Remedy as to On-Site Operating Services

     Exelon shall perform On-Site Operating Services provided under this Agreement in a professional, diligent, timely, and thorough manner, consistent with prudent practice in the nuclear industry, applicable industry codes and standards, and all applicable regulations, orders and license conditions. If any such services performed by Exelon fail to conform to this standard, PS, at its option, shall request that Exelon either correct or reperform the deficient services at Exelon’s cost, or compensate PS for the reasonable cost incurred in connection with procuring replacement services to correct or reperform the deficient services. Subject to the provisions of Article 11, this shall be the sole remedy available to PS for deficient services, regardless of whether any claims are based upon negligence, breach of warranty, tort strict liability, and any other legal theory.

6.3 Limited Warranty as to Additional Services

As to Additional Services provided to assist PS, Exelon warrants that such Additional Services will be performed by competent personnel and in accordance with prudent practice in the nuclear industry, applicable industry codes and standards and all applicable regulations, orders and license conditions. PS’s sole and exclusive remedy in the event of breach of this warranty, shall be to require Exelon to reperform the Additional Services in a manner that confirms to the warranty; provided, however, that in order to require such reperformance, PS must within one year of the completion of performance of such Additional Services provide Exelon Notice that its performance is claimed to be nonconforming.

ARTICLE 7 – LIMITATION OF LIABILITY

7.1 Consequential Damages Waiver

     7.1.1 Neither Exelon nor any of its employees, officers, or directors shall be liable to PS for any special, indirect, incidental or consequential damages in connection with this Agreement or the performance thereof, whether arising in contract, tort or otherwise (including strict liability), including but not limited to loss of use of plant or equipment, increased costs of electrical production or fuel, cost of replacement power or energy or claims of customers.

     7.1.2 Neither PS nor any of its employees, officers, or directors, shall be liable to Exelon for any special, indirect, incidental or consequential damages in connection with this Agreement or the performance thereof, whether arising in contract, tort, or otherwise (including strict liability), including but not limited to loss of use of plant or equipment, increased costs of electrical production or fuel, cost of replacement power or energy or claims of customers.

7.2 Limit On Exelon Liability

     Exelon’s aggregate liability to PS, arising out of the Agreement or the performance thereof, whether arising in contract, tort or otherwise (including strict liability), shall not exceed the aggregate amount of the Operating Services Fee and any Incentive Fees, PS shall have paid Exelon under this Agreement.

7.3 Property Damage Waiver

     PS shall waive, and to the maximum extent permitted will require its insurers to waive all rights of recovery against Exelon and its employees, officers, and directors for damage to or destruction of property, real or personal, at the PS Nuclear Facilities, whether such property is owned by PS or by any other person or entity; provided, however, that with respect to damage to or destruction of property or personal injuries not occasioned by or as a result of a “nuclear incident” as that term is defined in the Atomic Energy Act, as amended, and the NRC’s implementing regulations, Exelon shall be liable for damage to or destruction of property resulting from the gross negligence, intentional misconduct or willful disregard of the facts of Exelon or its employees, officers, or directors, to the extent engaged in the provision of On-Site Operating Services or Additional Services under the Agreement.

ARTICLE 8 – INDEMNITY

8.1 Against Liability Arising form Nuclear Incident

     PS shall indemnify Exelon and its officers, directors, and employees against any and all liability that any of them may incur as the result of or arising out of a “nuclear incident” at or involving the PS Nuclear Facilities or “source material,” “waste material” or “special nuclear material” transported from those facilities for disposal or other disposition, subject to the Owners Agreement, except to the extent that any such liability is the result of the gross negligence or intentional misconduct or willful disregard of the facts by Exelon in performing under this Agreement. (For purposes of this article 8.1, the terms in quotations shall have meanings given to them in the Atomic Energy Act, as amended, and the NRC’s implementing regulations).

8.2 Against Conventional Liability

     8.2.1 Without limiting PS’s obligations under Article 8.1, PS shall indemnify, defend and hold harmless Exelon and its employees, officers, and directors against any and all conventional liability any of them may incur in connection with the Agreement or the performance thereof for personal injury or damage to or destruction of property (including property of PS) except to the extent any such damage and liability as the result of the gross negligence or intentional misconduct or willful disregard of the facts of Exelon in performing under this Agreement, and except as provided in the Owners Agreement.

     8.2.2 Exelon shall indemnify PS and its employees, officers and directors against any and all liability any of them may incur resulting from the willful misconduct gross negligence or willful disregard of the facts of Exelon, its employees, officers, directors or consultants in connection with this Agreement or its performance.

ARTICLE 9 – INSURANCE

9.1 Insurance and Financial Protection to be Maintained by PS

     At all times during performance of the Services by Exelon, PS shall maintain or cause to be maintained in full force and effect the following policies of insurance or other financial protection:

     9.1.1 Insurance for Workers’ Compensation, or qualified self insurance, for its employees in accordance with the requirements applicable for each of its employee’s place of work in New Jersey:

     9.1.2 Employers’ Liability Insurance or self insurance:

     9.1.3 Nuclear and non-nuclear property damage insurance; including protection for Exelon and its officers, directors and employees, for damage to or destruction of the property of PS and its contractors that may be located at the PS Nuclear Facilities; and

     9.1.4 “Financial protection” against “public liability” in the event of a “nuclear incident,” including nuclear liability insurance as required under Atomic Energy Act, as amended, and the NRC’s implementing regulations. If the current requirements respecting the maintenance of nuclear liability insurance and other forms of “financial protection” shall cease to be applicable, the amount of required “financial protection” reduced, or the cap on “public liability” arising out of a “nuclear incident” as established by the Atomic Energy Act shall be increased or eliminated, PS shall continue to provide such protection for Exelon, as is then customary in the nuclear industry, and consistent with the Owners Agreement, against “public liability” in the event of a nuclear incident to the extent available from commercial, industry and governmental sources and customary in the United States. (For purposes of this Article 9.1.4, the terms in quotations shall have the meanings given to them in the Atomic Energy Act, as amended, and the NRC’s implementing regulations.)

9.2 Insurance to be Maintained by Exelon

     9.2.1 At all times during performance of the services by Exelon, Exelon shall maintain or cause to be maintained in full force and effect the following policies of insurance:

     9.2.1.1 Insurance for Worker’s Compensation, or qualified self-insurance for its employees, in accordance with the requirements applicable for each of its employee’s place of work and New Jersey.

     9.2.1.2 Employer’s Liability, or self-insurance;

     9.2.1.3 Excess Liability insurance, with coverage against bodily injury and property damage including automobile liability, with limits of not less than $2 million per occurrence, subject to self-insured retention (SIR); and

     9.2.1.4 Automobile Liability insurance, or qualified self-insurance, with coverage for bodily injury and property damage, to comply with applicable state insurance requirements. This coverage is in addition to the Excess Liability Insurance described in 9.2.1.3 above.

ARTICLE 10 – FORCE MAJEURE

     The Parties shall be excused from their respective performance obligations under this Agreement, and for any delay in the progress or completion thereof, to the extent such performance was prevented or its progress or completion is delayed due to an event or events of Force Majeure; provided, however, no Force Majeure event shall be deemed to excuse either Party’s obligation to make any payment when due and payable to the other. The Party wishing to assert the Force Majeure event as a defense must provide reasonable Notice to the other Party that the event prevents or is delaying its performance and shall take reasonable measures to overcome the effect of the event (except that resolution of strikes or other labor disputes shall be solely at such Party’s discretion).

ARTICLE 11 – TERMINATION

11.1 Termination Without Cause

     This Agreement shall terminate at the end of the Initial Term unless, by no later than 180 days prior to the end of the Initial Term the Parties agree to an extended Agreement. If an extended Agreement is not executed as provided pursuant to this Article 11.1, the Parties shall work in good faith to provide for the smooth and orderly replacement of Exelon personnel and transition of responsibility and work in progress as provided in Article 11.5

11.2 Termination With Cause

     Without limiting other remedies as may be available under this Agreement, PS may terminate this Agreement at any time if Exelon has failed to substantially perform, keep, or fulfill any undertakings, obligations or conditions set forth in this Agreement (“Deficiencies”), PS has provided Exelon written notice of such Deficiencies and Exelon has failed to cure such deficiencies within 30 days of receipt of such notice. In the case of such a termination, there shall be a transition period of up to 180 days following the termination date to provide for the smooth and orderly replacement of Exelon personnel and transition of responsibility and work in progress.

11.3 Merger Termination

     Either party may terminate this Agreement by giving 180 days prior written notice to the other in the event of termination of the Merger Agreement.

11.4 Termination for Change in Law

     If either Party has failed to obtain or maintain any government approval or permit, the receipt or maintenance of which is required for the lawful performance of this Agreement, or if subsequent to the Effective Date hereof there is a change in applicable federal, state or local laws, rules, regulations or ordinances (and any judicial or administrative interpretation thereof) that has the effect of imposing on either Party any materially increased obligation, to or on a Party’s performance or any requirement for a Party to obtain or maintain any new, material governmental approval or permit, then either Party may terminate this Agreement by providing written Notice to the other Party, such Notice to state the circumstance(s) giving rise to the right of termination.

     Provided, however, a Party becoming aware of a circumstance that would permit termination in accordance with this Article 11.4 shall provide Notice of termination within 60 days after first becoming aware of such circumstance or thereafter shall be barred from exercising a right of termination in accordance with this Article 11.4 based upon such circumstance(s). Termination in accordance with this Article 11.4 shall be effective 180 days after the non-terminating Party receives the Notice of Termination. During the period from the provision of the Notice of termination, pursuant to this Article 11.4, to the date of termination, the Parties will negotiate in good faith to cure the adverse effect that has caused the terminating Party to provide Notice of termination and, if such negotiations are unsuccessful, the parties shall work in good faith to provide for the smooth and orderly replacement of Exelon personnel and transition of responsibility and work in progress as provided in Article 11.5.

11.5 Termination Transition

     In the event a Notice of Termination is given pursuant Article 11.1, 11.2 (and deficiencies are not cured), 11.3 or 11.4, Exelon shall continue to provide, for a period of at least 180 days and up to 2 years, at the election of PS, the full complement of personnel, services and Additional Services which were being supplied prior to the Notice of Termination. (The “Termination Transition Period”) Exelon shall cooperate fully with PS and provide assistance in training and qualifying replacement personnel to assume management responsibilities at the PS Nuclear Facilities during the Termination Transition Period.

     PS shall notify Exelon of the duration of the Termination Transition Period with 90 days of a Notice of Termination under Article 11. If PS determines that additional time is necessary to complete required activities during the Termination Transition Period, such period shall be extended at the election of PS for a period no more that 12 months from the date the Termination Transition Period would otherwise end, provided that PS gives Exelon at least 90 days notice of its intent to extend such Period prior to the expiration of the Termination Transition Period.

     During the Termination Transition Period, including any extension, the non-solicitation provision of the Confidentiality Agreement between Exelon and PS dated August 12, 2004 shall not apply to Exelon personnel providing On-Site Operating Services, and PS may offer employment to these Exelon personnel. Except as modified herein, all other terms of said Agreement shall remain in full force. PS may identify additional Exelon personnel to which it wishes to offer employment, and Exelon may, in its discretion, waive its non-solicitation rights. Exelon agrees not to enter into or to waive any legally binding arrangements with any such personnel which would have the effect of restricting them from accepting employment with PS.

     During the Termination Transition Period, Exelon shall continue to receive compensation and Payment in accordance with Article 5 hereof.

11.6 General

     Whether PS or Exelon provides notice of termination of the Agreement, or the Agreement terminates pursuant to any of the provisions in this Article 11, PS shall be responsible for Exelon’s reasonable costs for demobilization from the PS Nuclear Facilities.

ARTICLE 12 – REPRESENTATIONS

12.1 Representations of Exelon

     12.1.1 Exelon is a limited liability company duly formed, validly existing and in good standing under the laws o the Commonwealth of Pennsylvania.

     12.1.2 Exelon is duly qualified to do business and in good standing as a foreign corporation in New Jersey.

     12.1.3 The execution and delivery by Exelon of this Agreement and the performance of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action. This Agreement has been duly executed by Exelon and delivered to PS constitutes the legal, valid and binding obligation of Exelon enforceable against it in accordance with its terms except insofar as the enforceability thereof may be limited by applicable laws regarding bankruptcy and creditors rights and general principles of equity.

     12.1.4 Exelon has obtained all those permits, authorizations and approvals required to execute and deliver this Agreement and to perform its duties and obligations under this Agreement.

     12.1.5 Exelon will select and assign to PS Nuclear Facilities individuals for which it has reasonable basis to believe are qualified and capable of fulfilling the roles to which they are assigned.

12.2 Representations of PS

     12.2.1 PS is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in New Jersey.

     12.2.2 The execution and delivery by PS of this Agreement and the performance of PS obligations under this Agreement have been duly and validly authorized by all requisite corporate action of PS. This Agreement has been duly executed by PS and delivered to Exelon and constitutes the legal, valid and binding obligation of PS enforceable against it in accordance with its terms except insofar as its enforceability may be limited by applicable laws regarding bankruptcy and creditors rights and general principles of equity.

     12.2.3 PS has obtained all those permits, authorizations and approvals required for PS to execute and deliver this Agreement and to perform their duties and obligations under this Agreement.

ARTICLE 13 – NOTICES

     All Notices required to be given pursuant to this Agreement shall be in writing, shall be (1) effective when received if delivered by hand, forwarded by a nationally recognized commercial courier, sent by registered or certified mail (return receipt requested, postage prepaid) or (2) effective upon sender’s receipt of telephonic confirmation if sent by telecopier. Notices shall be addressed as follows:

If to Exelon Corporation:
Chris Crane
President & Chief Nuclear Officer
Exelon Nuclear

If to PS:
Frank Cassidy
President
PSEG Power

     The Parties may change the names of such addresses or representatives from time to time by providing Written Notice to the other in accordance with this Article 13.

ARTICLE 14 – CONFIDENTIALITY

In addition to the obligations of Section 17.14, the terms of this Agreement shall be treated by each of the Parties as Confidential Information which, excepted as otherwise required by law, shall not be disclosed to any third party without the express written consent of the Parties.

ARTICLE 15 – BOOKS, DOCUMENTS, RECORDS AND AUDITS

15.1 Exelon shall maintain necessary books, documents and records of all costs relating to work performed hereunder in order that all provisions of this Agreement can be adequately administered. In so doing, Exelon shall use only generally accepted accounting methods and practices and will notify PS of any significant changes to such accounting methods and practices which are planned prior to implementing the change.

15.2 Upon reasonable notice. Exelon shall make available to PS, at the location where such records are maintained, all relevant accounting and financial books, documents and records as may be requested by PS to provide a clear and adequate record of all payments requested by Exelon insofar as, and only as they pertain to any invoice paid by PS, Exelon shall be solely responsible to make available from any of its subcontractors or suppliers such similar supporting documentation as PS may request.

     PS shall have the following rights to perform audits at its own expense: such audit rights shall not be mutually exclusive and any audit performed under one provision may be repeated, at the discretion of PS, under the other.

     PS shall have the right, upon written advance notification to Exelon, to audit relevant books, documents and records, as described in paragraph 15.1, of Exelon and any contractor relating to any work performed under this contract.

     PS shall have the right, upon written advance notification to Exelon to have an audit as described above, performed by a recognized independent auditing firm selected by PS.

ARTICLE 16 – NRC COMPLIANCE

     Exelon will conduct activities at the PS Nuclear Facilities in compliance with applicable NRC requirements, including, without limitation, 10 CFR 50.7, and will indemnify PS for actions taken by Exelon employees in violation of such requirements where the action of Exelon constitutes gross negligence, intentional misconduct or willful disregard of the facts by Exelon in performing under this Agreement.

     Work performed under this Agreement is subject to the provisions of 10 CFR Part 21. If assistance in evaluating potential deviations for reportability under Part 21 is required or if Exelon is to make any notification to the NRC pursuant to Part 21, notification shall be made to PS.

ARTICLE 17 – MISCELLANEOUS

17.1 Relationship to Owners Agreement

     Except as provided in Article 5.12, nothing in this Agreement shall be construed to amend or modify the rights and obligations of the Parties under the Salem Owners Agreement.

17.2 Amendments

     This Agreement may not be amended, altered, modified, or supplemented except in a writing signed by the authorized representatives of each of the Parties.

17.3 Headings

     The headings in this Agreement are not be construed in interpreting this Agreement or the intention of the Parties to this Agreement

17.4 Relationship of the Parties

     Exelon shall at all times act as and be an independent contractor to PS. This Agreement shall not constitute an agreement of employment with respect to any of the personnel of Exelon assigned to provide Services under this Agreement and shall not be so construed. PS shall not become the employer or co-employee of any of Exelon’s employees with respect to the Services. Exelon shall bear the sole and entire liability to all its employees for all employee benefits and worker compensation obligations owned to such employees.

17.5 No Waivers

     A Party’s consent to waiver of or acquiescence in prior conduct of the other Party that breached or otherwise did not conform to the requirements of this Agreement shall not be a bar or be raised as a defense, to such Party’s right to seek enforcement of this Agreement in accordance with its terms as regards any subsequent or continuing conduct by the other Party that breaches or otherwise does not conform to the requirements of this Agreement. The giving of consent by a Party in one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance.

17.6 Assignment/Delegation

     Neither Party shall assign its rights or obligations under this Agreement to any person or entity not a Party hereto, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. The duties and obligations of Exelon hereunder shall not be delegated or subcontracted, in whole or in part, to any person or entity except where such delegation or subcontract is approved in advance by PS.

17.7 Compliance with Laws

     Exelon and its employees shall comply with all federal, state and local laws and regulations applicable to the provision of Services under this Agreement.

17.8 Invalidity of Terms

     If any provision of this Agreement is illegal, invalid, or unenforceable under present or future law effective during and applicable to this Agreement or its performance, such provision shall be fully severable and this Agreement shall, to the extent possible and without destroying the intent of the Agreement, be construed as if such illegal, invalid or unenforceable provisions had never been a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

17.9 Separate Counterparts

     This Agreement may be signed by the representatives of the Parties in separate counterparts, and the different counterparts signed by each of the Parties, taken together, shall evidence the agreement of the Parties.

17.10 Responsibility for Payment of Taxes

     Each Party shall be responsible for the payment of taxes imposed upon it by law related to the provision or receipt of Services hereunder.

17.11 Employee Security, Access and Exit Control

     Exelon employees working under this Agreement must comply with all requirements relating to Security, Access and Exit Control at the PS Nuclear Facilities.

17.12 Relationship of Staff Exchange Agreement

     This Agreement shall supersede the Staff Exchange Agreement between PS and Exelon effective as of October 1, 2004 to the extent that such Agreement relates to Exelon Employees. Such Agreement shall remain in effect to the extent it relates to PS employees.

17.13 Confidentiality

     Exelon and its employees and PS and its employees shall treat information designated by either as Confidential and Proprietary, as confidential and shall not disclose such information to any third party or to any other employee (unless such employee need to know such information to perform assigned duties) without the express written consent of Exelon or PS, as appropriate.

Provided, however, that nothing contained herein shall prohibit or restrict any such disclosure which is required by applicable statute or regulation.

17.14 Entire Agreement

     This Agreement and the attachments hereto, which are incorporated herein by reference, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous understandings and agreements of the Parties respecting such subject matter. The Parties intend that this Agreement should be interpreted in accordance with the plain and unambiguous meanings of its provisions and that such interpretation should not be affected or influenced by custom of usage of trade or any course of dealings reflected by transactions between them that preceded this Agreement.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to sign this Agreement in the spaces provided below.

Exelon Generation Company, LLC

By	/s/ Christopher Crane

Christopher Crane
Dated: December 20, 2004

PSEG Nuclear, LLC

By:	/s/ Frank Cassidy

Frank Cassidy
Dated:	December 20, 2004

ATTACHMENT A – SALEM OWNERS AGREEMENT, AS AMENDED

•	Salem Owners Agreement dated November 24, 1971

•	Supplemental Agreement to Salem Owners Agreement dated September 1, 1975

•	Supplemental Agreement to Salem Owners Agreement dated January 26, 1977

•	Agreement dated May 27, 1977 establishing operating performance for Salem and Peach Bottom

•	Amendment to Owners Agreement, including Salem, dated September 27, 1999

•	Letter Agreement dated September 27, 1999 waiving certain rights under the Owners Agreements, including Salem

ATTACHMENT B – RATE SCHEDULE

The Rate Schedule is based on average annual wages for each Salary Grade Level multiplied by the burden for employee benefits, pension and post-retiree benefits, payroll taxes and incentive. Actual billing will be based on the assigned individual’s hourly rate in accordance with Article 5.1. The Rate Schedule may be revised from time to time for changes in Exelon compensation and benefits policies and escalation.

		Salary		Monthly
		Grade	Average	Rate for
Position	Example Job Descriptions	Level	Hourly Rate	Onsite
Executive	Chief Nuclear Officer through Plant Manager	E07 and Above	$175	$30,300

Director	Operations Director, Maintenance Director, Work Control Director	E06	$119	$20,500

Senior Manager	System Engineering Manager, Business Operations Manager	E05	$101	$17,600

Manager, Principal Analyst	Programs Engineering Manager, Shift Manager, Principal Engineer	E04	$86	$14,900

Supervisor, Senior Engineer, Senior Analyst	RP Supervisor, Maintenance Supervisor, Senior Engineer, Senior Financial Analyst	E03	$69	$12,000

Engineer, Analyst	Engineers, Analysts, Technicians	E01/E02	$56	$9,700

Admin Support	Secretary, Clerk	NE/N01	$49	$8,400

ATTACHMENT C – REIMBURSABLE COSTS

Reimbursable Costs for services provided under this Agreement are described below.

Personnel Costs for On-Site Management

     Personnel providing On-Site Management Services will be reimbursed for either (1) Relocation of primary residence or (2) Temporary Living Expense. Exelon and its employees will make final determination of which option applies.

     RELOCATION

     For personnel who relocate to the Salem Hope Creek area and choose to purchase a home in the area, PSEG will reimburse Exelon for relocation expenses made to the employee. Relocation reimbursement will include closing costs and expenses associated with the sale of a primary residence, the move to the Salem Hope Creek area and closing costs and expenses associated with the purchase of a home in the area at the beginning of assignment. Reimbursement costs will also include other incidental costs associated with relocation in accordance with Exelon relocation policy.

     To allow personnel sufficient time to make a decision regarding relocation, a period of 90 days after reporting to Salem Hope Creek will be designated. If they elect to relocate, a maximum of 120 days will be allotted to allow time for appraisal of their existing home, acceptance of the offer, and time to vacate their home. Expenses for temporary living as described below will apply during this transition period. Temporary living expenses would be paid for a maximum of seven months or until the personnel move into their new homes, whichever is earlier.

     TEMPORARY LIVING EXPENSE

     Personnel who choose not to relocate their primary residence to the Salem Hope Creek area will be reimbursed for temporary living allowance in accordance with Exelon employee expense policies. Expenses will include but are not limited to furnished lodging, basic utilities (electrical, telephone installation, water, garage, sewer and housekeeping), leased vehicle or reimbursement for personal vehicle use. A $25 per diem will be made for meals and other small miscellaneous items to employees on Temporary Living Expense.

     Employees who do not relocate and whose dependents remain in the primary residence will be reimbursed for return trips to primary residence in accordance with Exelon policies.

     In lieu of temporary living expenses, Exelon may elect to pay its employees a per diem to cover expenses. The per diem will be in accordance with Exelon employee expense policy. The final determination of per diem or temporary living expenses will be made by Exelon and its employees.

     PSEG will reimburse Exelon for all temporary living expenses paid to Exelon employees providing services under this Agreement.

Personnel Costs for Additional Services

     Exelon will be reimbursed for reasonable and customary travel and lodging expenses of Exelon employees and consultants who incur such expenses as the result of travel incident to the performance of Additional Services. Typical expenses include but are not limited to:

•	Round trip airfare.

•	Rental car or use of a personal vehicle at the mileage rate specified by Exelon employee expense policis.

•	Meals, lodging, including hotel, motel or rental property, as well as reimbursement for utilities (telephone, electricity, gas, oil, etc.) where billed separately.

•	Other expenses, such as parking, tolls, laundry services in accordance with Exelon policies.

     Consultant Charges

     Reimbursable costs and actual charges without markup payable by Exelon to its consultants related to the performance of the Services hereunder will be reimbursed by PSEG.

     Relocation Costs Upon Termination of Agreement or Assignment

     At the end of the Agreement in accordance with Article 2 or upon termination pursuant to Article 11, PSEG shall be responsible for relocation costs for Exelon personnel providing On-Site Management Services, provided that such personnel (a) have previously relocated their resident to Salem Hope Creek area under the prevision of this Attachment and (b) are relocating back to work at an Exelon facility. PSEG’s responsibility for relocation costs shall also apply if the relocation results from the Parties’ mutual agreement that an individual’s assignment is complete prior to termination of the Agreement. Relocation costs hereunder would be provided consistent with the internal policy of Exelon in effect at that time.